Exhibit 99.1

ITG Reports Second Quarter 2018 Results

Announces Charge for Potential SEC Settlement Regarding U.S. POSIT Operational Features and Data Access

NEW YORK, August 8, 2018 – ITG (NYSE: ITG), a leading independent agency broker and financial technology provider, today reported results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights

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GAAP net loss of $3.0 million, or $0.09 per diluted share, and adjusted net income of $9.2 million, or $0.27 per diluted share. This compares to GAAP net income of $4.6 million, or $0.14 per diluted share for the second quarter of 2017.

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GAAP results for the second quarter of 2018 include a charge for the establishment of an accrual for the potential settlement of an SEC investigation into U.S. POSIT operational features and data access (see discussion below, “Potential Settlement with SEC”). The settlement charge of $12.0 million, together with related legal expenses of $0.2 million in the quarter, reduced after-tax earnings by $0.36 per share. There were no non-GAAP adjustments to results for the second quarter of 2017.

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Revenues of $128.5 million, compared to revenues of $121.6 million in the second quarter of 2017. Revenues for the second quarter of 2018 were reduced on a net basis by $0.7 million following an accounting rule change implemented in January 2018, which defers the recognition of certain commission revenues until later in the year and accelerates certain software license fee revenues (see discussion below, “Accounting Rule Change”).

-	GAAP expenses of $128.7 million and adjusted expenses of $116.5 million, compared to GAAP expenses of $116.5 million in the second quarter of 2017. Adjusted expenses for the second quarter of 2018 exclude the charge for the settlement accrual and related fees listed above.
-	GAAP pre-tax loss of $0.2 million and adjusted pre-tax income of $12.0 million, compared to GAAP pre-tax income of $5.1 million in the second quarter of 2017.
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Average daily trading volume in the U.S. was 133 million shares versus 148 million shares in the second quarter of 2017. POSIT® average daily U.S. volume was 47 million shares compared to 61 million shares in the second quarter of 2017.

-	Total average daily U.S. volume traded through POSIT Alert® was 14 million shares in the second quarter of 2018 and 17 million shares in the second quarter of 2017.
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In Europe, average daily value traded in POSIT was $0.9 billion compared to $1.1 billion in the second quarter of 2017, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe rose 42% compared to the second quarter of 2017.

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Repurchases of approximately 103,000 shares of common stock at an average price of $21.09 per share, for approximately $2.2 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled 17.8 million shares for $276 million, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Potential Settlement with SEC

ITG is in discussions with the SEC staff regarding the potential settlement of an investigation into operational features of the POSIT alternative trading system (“ATS”) in the U.S. and access to U.S. POSIT data. Many of the issues on which the settlement is focused originated in 2010 or earlier.

-	Regarding operational features, the potential resolution is focused on: Technology used for POSIT from 2010 through mid-2014 that affected the ability of mainly clients engaged in low-latency trading to interact with other POSIT order flow. It is also focused on a delay feature added to POSIT in 2014 as part of ITG’s Liquidity Guard anti-gaming technology, which is designed to prevent latency arbitrage.

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Regarding access to POSIT data, the potential resolution is focused on the following discontinued access items: Overbroad internal access to U.S. POSIT data and the internal sharing of that data, the external distribution of certain reports on a delayed basis that included anonymized, aggregated U.S. POSIT data, and instances of sharing of anonymized U.S. POSIT execution information with clients.

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ITG has taken meaningful remedial actions during the course of the SEC’s investigation, including imposing additional limitations on access to U.S. POSIT data as well as enhancing POSIT’s Form ATS and other disclosures.

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The potential resolution of this investigation does not involve proprietary trading, unlike the separate settlement ITG reached with the SEC in 2015. It is focused on U.S. POSIT, not regional alternative trading systems or other ITG businesses.

-	Resolution of the matter is subject to further discussions with the SEC staff and requires approval by the Commission. See ITG’s Second Quarter 2018 Form 10-Q filing for additional details.

ITG President and Chief Executive Officer, Frank Troise, said, “As we move into the final quarters of our Strategic Operating Plan, we are seeing clear results, with adjusted net income in the second quarter of 2018 nearly double that of the second quarter of 2017. Our goal is to deliver client value as the best operator in our core business areas of execution, liquidity, analytics and workflow technology.”

Commenting on the settlement charges, Mr. Troise said “Across the firm, we are deeply committed to operating with the highest level of integrity. We are working towards a potential SEC settlement of these issues so we can focus on our agenda of technology-driven innovation and world-class client service.”

Second Quarter Regional Segment Results

North American revenues were $65.8 million in the second quarter of 2018 as compared to $68.7 million in the second quarter of 2017.

ITG reported net income of $0.9 million in North America in the second quarter of 2018 compared to net income of $0.1 million in the second quarter of 2017.

U.S. revenues in the second quarter of 2018 were $48.0 million, compared to $52.8 million in the second quarter of 2017. Canada revenues in the second quarter of 2018 were $17.8 million, compared to $15.9 million in the second quarter of 2017.

Europe and Asia Pacific revenues were $62.3 million in the second quarter of 2018, up from $52.5 million in the second quarter of 2017.

ITG reported net income for its Europe and Asia Pacific operations of $12.7 million in the second quarter of 2018, up from $8.1 million in the second quarter of 2017.

European revenues were $42.9 million in the second quarter of 2018, up from $38.8 million in the second quarter of 2017.

Asia Pacific revenues were $19.4 million in the second quarter of 2018, up from $13.7 million in the second quarter of 2017.

Corporate activity reduced GAAP net income by $16.7 million in the second quarter of 2018, including the impact of the settlement charge and related fees. Corporate activity reduced GAAP net income by $3.6 million in the second quarter of 2017.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Year-to-Date Results

For the first six months of 2018, revenues were $260.0 million, GAAP net income was $1.3 million, or $0.04 per diluted share, and adjusted net income was $18.9 million, or $0.55 per diluted share (see discussion below, “Non-GAAP Financial Measures”). For the first six months of 2017, revenues were $242.4 million and net income was $9.9 million, or $0.29 per diluted share. There were no non-GAAP adjustments to results for the first six months of 2017.

Accounting Rule Change

Beginning in January 2018, ITG implemented a new accounting rule and is recognizing global commission revenues attributed to analytics products under bundled arrangements over the course of the annual service period. This change resulted in the deferral of $3.8 million of commission revenues in the first quarter of 2018 and the deferral of $1.1 million in the second quarter of 2018. These deferrals are expected to be offset by increased recognition of bundled commission revenues in the second half of 2018. The new accounting rule also accelerated the recognition of software license fees, increasing revenues by $0.4 million in the first quarter of 2018 and $0.4 million in the second quarter of 2018.

Conference Call on 2Q18 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.)

and entering replay number 10122130. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted expenses, adjusted pre-tax income, adjusted income tax expense, adjusted net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted expenses, adjusted pre-tax income, adjusted income tax expense, adjusted net income and adjusted EBITDA to expenses, (loss) income before income tax expense, income tax expense, net (loss) income and related per share amounts as determined in accordance with GAAP for the three and six months ended June 30, 2018, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2017 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to utilize its loss and tax credit carryforwards, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet the capital and liquidity requirements of our securities business and the related clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Commissions and fees	$106,451	$100,564	$216,020	$200,444
Recurring	20,082	18,933	39,644	37,883
Other	1,944	2,084	4,297	4,089
Total revenues	128,477	121,581	259,961	242,416

Expenses:
Compensation and employee benefits	45,099	45,994	90,886	92,678
Transaction processing	25,969	25,482	53,049	50,338
Occupancy and equipment	15,055	14,680	29,830	30,302
Telecommunications and data processing services	12,988	12,129	25,591	24,156
Restructuring charges	—	—	7,165	—
Other general and administrative	29,132	17,699	46,823	35,014
Interest expense	488	510	974	1,030
Total expenses	128,731	116,494	254,318	233,518
(Loss) income before income tax expense	(254)	5,087	5,643	8,898
Income tax expense (benefit)	2,781	444	4,301	(1,047)
Net (loss) income	$(3,035)	$4,643	$1,342	$9,945
(Loss) income per share:
Basic	$(0.09)	$0.14	$0.04	$0.30
Diluted	$(0.09)	$0.14	$0.04	$0.29
Basic weighted average number of common shares outstanding	33,035	33,125	32,963	33,037
Diluted weighted average number of common shares outstanding	33,035	34,222	33,986	34,180

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues by Geographic Region:
U.S. Operations	$48,026	$52,763	$96,512	$106,156
Canadian Operations	17,730	15,984	35,777	32,466
European Operations	42,911	38,739	87,741	75,451
Asia Pacific Operations	19,430	13,720	39,037	27,663
Corporate (non-product)	380	375	894	680
Total Revenues	$128,477	$121,581	$259,961	$242,416

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues by Product Group:
Execution Services	$89,959	$86,797	$184,315	$173,084
Workflow Technology	27,112	23,352	53,687	46,452
Analytics	11,026	11,057	21,065	22,200
Corporate (non-product)	380	375	894	680
Total Revenues	$128,477	$121,581	$259,961	$242,416

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$236,446	$287,452
Cash restricted or segregated under regulations and other	18,263	18,599
Deposits with clearing organizations	80,373	57,388
Securities owned, at fair value	939	1,559
Receivables from brokers, dealers and clearing organizations	259,982	193,907
Receivables from customers	164,583	74,695
Premises and equipment, net	52,091	53,960
Capitalized software, net	41,462	41,259
Goodwill	10,788	11,054
Intangibles, net	13,481	14,040
Income taxes receivable	128	3,917
Deferred tax assets	4,389	4,902
Other assets	44,009	22,124
Total assets	$926,934	$784,856
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$198,193	$166,495
Short-term bank loans	72,997	101,422
Payables to brokers, dealers and clearing organizations	178,886	119,278
Payables to customers	113,340	23,568
Securities sold, not yet purchased, at fair value	—	1
Income taxes payable	4,287	6,003
Deferred tax liabilities	1,768	1,750
Term debt	2,329	3,104
Total liabilities	571,800	421,621
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,748,475 and 52,639,823 shares issued at June 30, 2018 and December 31, 2017, respectively	527	526
Additional paid-in capital	247,897	250,216
Retained earnings	483,639	486,957
Common stock held in treasury, at cost; 19,757,705 and 20,038,809 shares at June 30, 2018 and December 31, 2017, respectively	(349,906)	(353,067)
Accumulated other comprehensive loss (net of tax)	(27,023)	(21,397)
Total stockholders’ equity	355,134	363,235
Total liabilities and stockholders’ equity	$926,934	$784,856

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results (unaudited)

(In thousands, except per share amounts)

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Total expenses	$128,731	$254,318
Less:
SEC settlement accrual and related fees (1)	(12,216)	(12,216)
Restructuring (2)	—	(7,165)
Adjusted expenses	$116,515	$234,937

(Loss) income before income tax expense	$(254)	$5,643
Effect of adjustments	12,216	19,381
Adjusted pre-tax income	$11,962	$25,024

Income tax expense	$2,781	$4,301
Tax effect of adjustments (1)(2)	—	—
Reduction in tax reserves (3)	—	1,862
Adjusted income tax expense	$2,781	$6,163

Net (loss) income	$(3,035)	$1,342
Net effect of adjustments	12,216	17,519
Adjusted net income	$9,181	$18,861

Diluted (loss) income per share	$(0.09)	$0.04
Net effect of adjustments	0.36	0.51
Adjusted diluted income per share	$0.27	$0.55

Notes:

(1)

During the three and six months ended June 30, 2018, the Company incurred a charge to establish an accrual of $12.0 million for a potential settlement with the SEC of an investigation into the operational features of U.S. POSIT and access to U.S. POSIT data, together with certain related disclosures, and incurred related legal fees of $0.2 million. Due to the non-deductibility of the settlement charge and the full valuation allowance on U.S. deferred tax assets, there is no tax effect on this adjustment. See ITG’s Second Quarter 2018 Form 10-Q filing for additional details.

(2)

During the six months ended June 30, 2018, the Company incurred restructuring charges of $7.2 million related to the elimination of certain positions in the U.S. Due to the full valuation on U.S. deferred tax assets, there is no tax effect on this adjustment.

(3)	During the six months ended June 30, 2018, the Company resolved a multi-year tax contingency in the U.S. and reduced tax reserves by $1.9 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization (unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net (loss) income (1)(2)	$(3,035)	$4,643	$1,342	$9,945
Impact of adjustments, after-tax	12,216	—	17,519	—
Adjusted net income	9,181	4,643	18,861	9,945

Deduct:
Investment income	(376)	(367)	(875)	(648)

Add Back:
Interest expense	488	510	974	1,030
Income tax expense (benefit)	2,781	444	4,301	(1,047)
Reduction to tax reserves	—	—	1,862	—
Depreciation and amortization	10,990	11,210	22,220	22,437
Adjusted earnings before interest, taxes, depreciation, and amortization	$23,064	$16,440	$47,343	$31,717

Notes:

(1)	Net income includes pre-tax charges for non-cash stock-based compensation of $5.9 million and $5.1 million for the three months ended June 30, 2018 and 2017, respectively.
(2)	Net income includes pre-tax charges for non-cash stock-based compensation of $14.2 million and $10.8 million for the six months ended June 30, 2018 and 2017, respectively.

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